________________________________________________________________________________

                                     EXHIBIT 4.3

                                    (Face of Note)

________________________________________________________________________________


                        7.45% Senior Notes due 2026, Series A

    No.                                                              $

                               AMERICAN RE CORPORATION

    promises to pay to Cede & Co. or registered assigns, the principal sum of

    _____ Million Dollars on December 15, 2026.

    Interest Payment Dates:  June 15 and December 15

    Record Dates:  June 1 and December 1


                                            Dated:  December 24, 1996


                                            AMERICAN RE CORPORATION


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                     (SEAL)


This is one of the 7.45%
Senior Notes referred to in the
within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY
as Trustee


By:
   ----------------------------------
   Authorized Signature

                                (Back of Senior Note)
                        7.45% Senior Notes due 2026, Series A

    Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    THE SENIOR NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE PURCHASER (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SENIOR NOTES.


    Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1. INTEREST. American Re Corporation, a Delaware corporation (the Company"); promises to pay any interest on the principal amount of this Senior Note at 7.45% per annum from December 24, 1996 until December 15, 2026 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated

Damages, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Senior Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    2. METHOD OF PAYMENT. The Company shall make payments in respect of the Senior Notes represented by the Global Notes (including principal, premium, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; PROVIDED that all payments with respect to the Global Notes and Definitive Notes (the Holders of which have provided wire transfer instructions to the Company at least ten business days prior to the applicable payment date), will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

    3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Senior Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

    4. INDENTURE. The Company issued the Senior Notes under an Indenture dated as of December 24, 1996 ("INDENTURE") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are senior unsecured obligations of the Company limited to $500,000,000 in aggregate principal amount.

    5. OPTIONAL REDEMPTION.

    (a) At the option of the Company, the Senior Notes will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semiannual basis, at the Treasury Yield plus 15 basis points, together with accrued interest, and Liquidated Damages, if any, to the date of redemption.

    (b) Any redemption pursuant to this paragraph shall be made pursuant to the provisions of Section 3.01 through 3.08 of the Indenture.

    6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Senior Notes.

    7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Senior Notes or portions thereof called for redemption.

    8. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (subject to a minimum initial purchase requirement of $100,000 for Senior Notes sold to institutional investors that qualify as accredited investors as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act other than in reliance on Rule 144A or Regulation S). The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    9. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

    10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and, subject to the terms of the Indenture, any existing default (other than a default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Notes) or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the appointment of a successor trustee in compliance with the requirements of Section 7.10 of the Indenture.

    11. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Company fails to pay principal of (or premium if any, on) any Senior Note when due; (ii) the Company fails to pay any interest or Liquidated Damages, if any, on any Senior Note when due, continued for 30 days; (iii) the Company fails to perform any other covenant or agreement of the Company hereunder, continued for 90 days after written notice as provided herein; (iv) the Company or any Principal Subsidiary fails to pay Indebtedness in an aggregate principal amount exceeding $20,000,000 (i) at the later of final maturity or upon expiration of any applicable period of grace with respect to such principal amount, and such failure to pay shall not have been cured by Company within 30 days after such failure, or (ii) acceleration of the maturity of any Indebtedness of the Company or any Principal Subsidiary, having an aggregate principal amount in excess of $20,000,000 if such Indebtedness is not discharged, or such acceleration is not annulled, within 15 days after written notice provided in accordance with Section 11.02 of the Indenture; (v) a decree or order is entered by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Principal Subsidiary in an involuntary case or proceeding under Bankruptcy Law or (ii) adjudging the Company or any Principal Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Principal Subsidiary under Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or (vi) the Company or any Principal Subsidiary institutes a voluntary case or proceeding under Bankruptcy Law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the Company or any Principal Subsidiary consents to the entry of a decree or order for relief in respect of the Company or any Principal Subsidiary in any involuntary case or proceeding under Bankruptcy Law or to the institution of bankruptcy or insolvency proceedings against the Company or any Principal Subsidiary, or the Company or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under Bankruptcy Law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Principal Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f) of the Indenture with respect to the Company or any Principal Subsidiary occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Senior Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Senior Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in Section 6.01(e) or 6.01(f) of the Indenture with respect to the Company or any Principal Subsidiary occurs and is continuing, the amounts described above shall by such fact itself become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of not less than a majority in aggregate principal amount of the Senior Notes Outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Notes; PROVIDED, HOWEVER, that the Holders of at least a majority in aggregate principal amount of the then Senior Notes Outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

    If a Default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company (other than Indebtedness in the aggregate principal amount of less than $20,000,000) gives any notice or takes any other action with respect to a claimed default, the Company is required to deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within 5 Business Days of its occurrence.

    12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

    13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Senior Notes waives and releases all such liability.

    14. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

    15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transfer Restricted Securities shall have the rights set forth in the Registration Rights Agreement dated as of December 24, 1996, between the Company and the parties named on the signature pages thereof.

    17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

    The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

    555 College Road East
    Princeton, New Jersey  08543
    Attention:  President
    Facsimile:  (609) 243-4992

 ASSIGNMENT FORM
    To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

________________________________________________________________________________
                    (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________________ to transfer this Senior Note on the books of the Company. The Agent may substitute another to act for him.


________________________________________________________________________________

Date:___________________________________     Your
Signature:__________________________________

                          (Sign exactly as your name appears on the Senior Note)

                        SCHEDULE OF EXCHANGES OF SENIOR NOTES


The following exchanges of a part of this Global Note for other Notes have been made:



                                                  Amount of increase        Principal Amount of      Signature of
                        Amount of decrease       in Principal Amount        of this Global Note    authorized officer
                        in Principal Amount       of this Amount of       following such decrease    of Trustee of
Date of Exchange         this Global Note         this Global Note             (or increase)         Note Custodian
--------------------    --------------------     --------------------     -----------------------  ------------------

